EXHIBIT 21.1

                             TRITON ENERGY LIMITED
                             Subsidiaries Schedule



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
NAME                                           JURISDICTION
                                               OF ORGANIZATION
---------------------------------------------  ----------------------
Triton Energy Corporation                      Delaware
---------------------------------------------  ----------------------
Inlet Oil & Minerals (U.K.) Limited            United Kingdom
Inlet North Sea Corporation                    Delaware
Triton Holdings (UK) Limited                   United Kingdom
Triton Resources (UK) Limited                  United Kingdom
---------------------------------------------  ----------------------
Triton Air Holdings, Inc.                      Delaware
Central BLF, Inc.                              Texas
Servion, Inc.                                  Delaware
---------------------------------------------  ----------------------
Triton Exploration Services, Inc.              Delaware
North Central Aviation, Inc.                   Delaware
WWS Viators Corporation                        Delaware
---------------------------------------------  ----------------------
Triton International Oil Corporation           Delaware
Triton Colombia, Inc.                          Cayman Islands
Triton Oil Company of Thailand                 Texas
Triton Oil & Gas Corp.                         Delaware
---------------------------------------------  ----------------------
Triton Guatemala S.A                           British Virgin Islands
---------------------------------------------  ----------------------
Triton International Finance, Inc.             Cayman Islands
---------------------------------------------  ----------------------
Triton International Oil Corporation           Cayman Islands
Triton Oil Company of Thailand (JDA) Limited   Cayman Islands
---------------------------------------------  ----------------------
Triton International Petroleum, Inc.           Cayman Islands
TriJava (I) Indonesia B.V.                     Netherlands
TriJava (II) Indonesia B.V.                    Netherlands
Triton Algeria, Inc.                           Cayman Islands
Triton Angola, Inc.                            Cayman Islands
Triton Australia, Inc.                         Cayman Islands
Triton Bangladesh, Inc.                        Cayman Islands
Triton Brazil, Inc.                            Cayman Islands
Triton Cambodia, Inc.                          Cayman Islands
Triton China, Inc. LLC                         Cayman Islands
Triton China Resources, Inc.                   Cayman Islands
Triton Ecuador, Inc. LLC                       Cayman Islands
Triton Equatorial Guinea, Inc.                 Cayman Islands
Triton Exploration (Malaysia) Sdn. Bhd.        Malaysia
TriBlora Indonesia B.V.                        Netherlands
Triton Hellas Exploration and Exploitation of
   Hydrocarbons Anonymous Industrial Technical
   and Commercial Company Linited by Shares    Greece
Triton Indonesia Resources, Inc.               Cayman Islands
Triton Madagascar, Inc.                        Cayman Islands
Triton Oman, Inc.                              Cayman Islands
Triton Tunisia, Inc.                           Cayman Islands
Titon Ventures, Inc.                           Cayman Islands
---------------------------------------------  ----------------------
Triton Italy, Inc.                             Cayman Islands
---------------------------------------------  ----------------------
Triton Oil Company of Malaysia, Inc.           Cayman Islands
---------------------------------------------  ----------------------
Triton Resources Argentina, Inc.               Cayman Islands
---------------------------------------------  ----------------------
Triton Resources Colombia, Inc.                Cayman Islands
---------------------------------------------  ----------------------

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